EXHIBIT 10.9
                                                                    ------------

RECORDING REQUESTED BY
Chicago Title Company
212645-MW

WHEN RECORDED MAIL TO Owens Financial Group, Inc.
P.0. Box 2400 Walnut Creek CA 94595

Loan #50759

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                        DEED OF TRUST, SECURITY AGREEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS


Dated December 20, 2001

Made and entered into by and between
INNOVATIVE MICRO TECHNOLOGY, INC., a Delaware corporation having a mailing address at:
c/o Pete Altavilla
75 Robin Hill Rd., Goleta, CA 93117
hereinafter referred to as "Trustor",

INVESTORS YIELD, INC., a California corporation whose address is:
c/o Owens Financial Group, 2221 Olympic Blvd., Walnut Creek, CA 94595 hereinafter referred to as "Trustee" and

OWENS FINANCIAL GROUP, INC., a California Corporation, whose address is: 2221 Olympic Blvd., Walnut Creek, CA. 94595 hereinafter referred to as "Beneficiary",

WITNESSETH: That Trustor IRREVOCABLY GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS and ASSIGNS to TRUSTEE, IN TRUST, WITH POWER OF SALE, the following property in the:
County of Santa Barbara, State of California described to wit:

SEE EXHIBIT 'A' ATTACHED FOR LEGAL DESCRIPTION

APN: 73-050-20-00-2

         TOGETHER WITH all of the following which with the above described property (sometimes hereinafter referred to as the "Premises") are (except where the context otherwise requires) hereinafter collectively called the "Trust Property":

         (a) All tenements, hereditaments, and appurtenances and all estate and rights of Trustor in and to the premises and the reversion and reversions, remainder and remainders thereof and thereto;

         (b) All right, title and interest of Trustor in and to all streets, roads and public places, opened or proposed, and all easements and rights of way, public or private, now or hereafter used in connection with the premises;

         (c) All water and water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) in or hereinafter relating to or used in connection with the premises;

         (d) All buildings, improvements, fixtures, equipment, furniture, furnishings, construction materials and all other articles of personal property in which Trustor now has, or at any time hereafter acquires, an interest and which now are, or at any time hereafter are, attached to or situated in, on or about the premises or used in connection with or in the operation of the premises, and all renewals, replacements and substitutions thereof and additions thereto and proceeds thereof including, but not limited to, all heating, cooling, air conditioning, filtration and plumbing equipment, light fixtures, elevators and elevator equipment, all hot water heaters and water softeners, all floor coverings, all stoves, ovens, refrigerators, freezers, all wells, pumps, pipes, motors, engines and pumping apparatus and equipment, which specifically-described property Trustor represents are and shall be and are intended to be a part of the real property;

         (e) All of Trustor's accounts, accounts receivable, contract rights, inventory, chattel paper and general intangibles relating to the construction, use, operation or occupancy of the premises and which are now owned or are hereafter owned or acquired by Trustor and/or in which Trustor now has, or at any time hereafter acquires, an interest in, and all renewals, replacements and substitutions thereof and additions thereto and all proceeds thereof;

         (f) All of the Trustor's interest in all leases and rental agreements now or hereafter existing on or pertaining to all or any part of the Premises, and all of the rents, issues and profits of the property or arising from the use of enjoyment of all or any portion thereof, and all security deposits arising from the use or enjoyment of all or any portion of the Premises, and all utility deposits made to procure and maintain utility services to the Premises or any portion thereof;

         (g) Any and all awards, payments or other amounts including interest thereon, which may be made with respect to the Trust Property as a result of injury to or decrease in the value of the Trust Property or as a result of the exercise or threat of exercise of the power of eminent domain;

         (h) Any licenses, contracts, permits and agreements now or hereafter required or used in connection with the ownership, operation and maintenance of the Premises, and the right to use any trade name, trademark or service mark now or hereafter associated with the operation of any business of Trustor conducted on the Premises and any grazing or range rights related to or pertaining to the Premises;

         (i) All of the rents, issues (including but not limited to crops) and profits thereof; and

         (j) Any proceeds derived from the sale, transfer, hypothecation, disposition, assignment, lease, or loss of any of the foregoing, to have and to hold unto Trustee, its successors and assigns forever.

FOR THE PURPOSE OF SECURING: (1) payment of the sum of $5,400,000.00 Five Million Four Hundred Thousand and 00/1 00 Dollars with interest thereon, together with costs and attorney's fees, according to the terms of a promissory note, or notes (hereinafter referred to in the singular as "Note"), of even date herewith made by Trustor, payable to the order of Beneficiary, and all extensions or renewals thereof; (2) performance of each covenant, promise and agreement of Trustor contained herein or in any construction loan agreement executed by Beneficiary as lender and Trustor as borrower, of even date herewith (the "Loan Agreement"), if any, or incorporated herein by reference; (3) payment of all sums required to be made by Trustor pursuant to the terms hereof; and (4) payment of such additional sums as may be hereafter advanced by Beneficiary, its successors and assigns, to Trustor, or any successor in interest of Trustor, with interest thereon.

TO PROTECT THE PROPERTY AND SECURITY GRANTED BY THIS TRUST DEED, IT IS AGREED:

         1. Title. Trustor warrants that it is seized of good and merchantable fee simple title to the Trust Property, subject only to reservations in the patent, water right application, obligations arising in favor of water use or irrigation associations or companies (none of the assessments of which are delinquent), easements and restrictions of record, and none other, unless specifically set forth as follows: See attached Exhibit "B"

         2. Payment and Performance. Trustor agrees to pay the Note referred to above, including principal, interest, costs and attorney's fees, in accordance with the terms of said Note, and to promptly and diligently comply with, observe and perform all other obligations contained in the Note, this Deed of Trust, the Loan Agreement and all other agreements and instruments executed in connection therewith.

                  The promissory note secured by this Deed of Trust contains a provision which provides that upon Trustor's failure to make any of the payments required to be paid under the terms of the promissory note and/or Deed of Trust, or in the event Beneficiary, or his agent, advances sums on behalf of the Trustor to protect the security of this Deed of Trust, then said amounts shall accrue additional interest at the rate of FIVE PERCENTAGE (5.00%) points above the interest rate in effect under the promissory note at the time of such delinquency or default.

                  The undersigned Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to him at this mailing address opposite his signature hereto.

         3. Taxes and Other Charges. Trustor agrees to pay, before the same becomes delinquent, all future taxes, assessments, water, sewer and other charges levied or assessed upon or against the Trust Property, and in addition all charges for gas, electricity and other items furnished to or charged against the Trust Property.

                  Trustor agrees to pay, prior to delinquency, any and all ground rents and amounts payable under any lease, trust deed, mortgage or other instrument which may be an encumbrance on the Trust Property. Trustor shall exhibit to Beneficiary; upon request, receipt from the proper officers or persons evidencing all such payments.

         4. Insurance. Trustor agrees to keep the improvements now or hereafter located on the Trust Property insured against loss by fire and other hazards and casualties in such amounts and for such periods as may be required from time to time by Beneficiary. Trustor agrees to pay the premiums on such insurance, when due and prior to delinquency, and furnish proof of such payment to Beneficiary. All insurance shall be carried in responsible insurance companies approved by Beneficiary. The policies shall be held by Beneficiary and shall have, at all times, loss payable clauses attached thereto in favor of Beneficiary as mortgagee and approved by Beneficiary and shall have a provision giving Beneficiary thirty (30) days prior written notice of cancellation or material change.

                  In the event of any loss or damage to the improvements, Trustor will give immediate notice by mail to Beneficiary and make proper proof of loss (and if not made by Trustor, Beneficiary may make the same). Beneficiary may require that the payment for such loss be paid directly to Beneficiary only and not jointly to Trustor and Beneficiary. Beneficiary may, at its option, apply the payment to the reduction of the indebtedness secured hereby or may apply the same to the restoration or repair of the property damaged. Trustor hereby assigns to Beneficiary all such policies and the payments to be made thereunder.

                  In the event of foreclosure of this trust deed, or exercise of the power of sale given to Trustee, or acquisition of the title to the property by Beneficiary or its assigns, all right title and interest of Trustor in and to the policies and proceeds thereof and sums payable thereunder shall forthwith pass automatically to the purchaser of said property.

         5. Condition of Improvements. Trustor agrees to keep the buildings and other improvements on the property and other Trust Property at all times in good condition and repair. All apparatus and machinery shall be kept in good working order and properly serviced and repaired. If any of the Trust Property which constitutes personalty becomes worn out or obsolete, it shall, unless otherwise approved by Beneficiary, be replaced by comparable personalty which is new and/or better suited to the proper operation of the premises and is reasonably necessary to preserve and protect the value of such premises. Trustor will not allow nor commit any waste, and will not demolish nor structurally alter any buildings on the property, and will do no act to injure or depreciate the value of such property. The property and buildings thereon shall be kept in a reasonably clean, safe and sanitary condition and shall not be allowed to become dilapidated or rundown.

                  Trustor agrees that it will not remove or allow to be removed any fixture or fixtures from the Trust Property without the prior written consent of Beneficiary. Trustor further agrees that in adding any new fixtures or in substituting fixtures on the Trust Property, prior proof will be furnished to Beneficiary that no security interest exists therein.

                  Trustor agrees to complete, restore and reconstruct in good and workmanlike manner, to the condition required hereby, any building or improvement which constitutes a part of the premises which may be damaged or destroyed; not to permit any lien of mechanics or materialsmen to attach to the Trust Property or any portion thereof; to comply with all laws, ordinances, regulations and governmental orders affecting the Trust Property or regarding any alterations or improvements thereto; not to commit, suffer or permit any act with respect to the Trust Property in violation of law or any covenants, conditions or restrictions pertaining thereto. Any alteration, addition, construction, reconstruction, improvement or major repair to be made upon the premises shall be commenced and prosecuted with due diligence pursuant to plans and specifications which have been approved by Beneficiary and in accordance with all building codes and other regulations applicable thereto all pursuant to the terms and conditions of the Loan Agreement.

         6. Beneficiary's or Trustee's Actions. In the event Trustor fails to make any payment required to be made by it hereunder or fails to perform any of its other obligations hereunder or under any Loan Agreement or other loan instruments, Beneficiary may, but shall not be obligated to, make any such payment or perform any such obligation on behalf of Trustor (Trustor hereby granting Beneficiary the right to go upon the premises for such purpose without thereby becoming liable to Trustor or any person in possession thereof holding by, through or under Trustor). All expenditures made by Beneficiary shall be prima facie evidence of the necessity therefor and reasonableness thereof. Such expenditures, together with all incidental costs of Beneficiary, including reasonable attorney's fees if incurred, shall be immediately due and payable by Trustor to Beneficiary, shall bear interest at a rate contracted for in the Note (or if more than one note is secured hereby, then at the highest rate provided in any note selected by Beneficiary) until paid and shall be secured by this Trust Deed. Trustor hereby irrevocably constitutes and appoints Beneficiary, and each of its officers, Trustor's attorney-in-fact, coupled with an interest for the purpose of performing all acts on Trustor's behalf necessary to effectuate the intent of this section, and authorizes and empowers Beneficiary, and each of its authorized representatives and designees, to enter upon the Trust Property or any part thereof for the purposes of inspection and of complying with, observing and performing any rights of cure granted to Beneficiary in this Deed of Trust. The aforesaid power of attorney shall survive the death or disability of the principal, and Trustor hereby ratifies any and all acts which Beneficiary (or any of its agents or officers) shall lawfully do or cause to be done by virtue thereof. Nothing contained in this or any other Section hereof, however, shall be construed as requiring Beneficiary to advance or expend monies, incur any cost or expense or do any act for any purpose mentioned in such Sections or for any other purposes whatsoever.

         7. Right of Entry and Inspection. Trustee and Beneficiary and their officers, employees, and agents may enter upon and inspect the Trust Property at any reasonable time or times. Beneficiary shall have no obligation to inspect, or liability to Trustor or third-parties for failing to inspect or for the manner in which it inspects.

         8. Actions Affecting Trust Property. Trustor agrees to appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including costs of evidence of title and attorney's fees, in any such action or proceeding in which Beneficiary or Trustee may appear.

         9. Condemnation. The proceeds of any judgment, award or settlement in any condemnation or eminent domain proceeding shall be paid to Beneficiary, who may, at its option, either apply the proceeds to reduce the indebtedness secured hereby (whether matured or to mature in the future) or release such proceeds to Trustor. Trustor hereby assigns and transfers to Beneficiary all such amounts and proceeds and all rights to make claim for, and to adjust, settle, compromise and collect any such awards or proceeds and agrees that Beneficiary may receive the same on behalf of Trustor. All costs and expenses incurred by Beneficiary in connection with the recovery of any such awards or proceeds shall be deducted from such award or proceeds.

         10. Security Agreement. This Deed of Trust shall constitute a security agreement within the meaning of the Uniform Commercial Code as adopted in the
State of California ("UCC") as to any of the Trust Property covered and encumbered by this Deed of Trust as to which the provisions may apply, and is intended to create a security interest in such property in favor of Beneficiary. This Deed of Trust shall be self-operative with respect to such property, but Trustor agrees to execute and deliver on demand such security agreements, financing statements and other instruments as Beneficiary may request in order to impose or perfect the lien hereof more specifically upon any of such property. Trustor also hereby irrevocably constitutes and appoints Beneficiary (and any officer or agent thereof) as its true and lawful attorney-in-fact, coupled with an interest, to execute and file on behalf of Trustor (and at Trustor's expense) any and all financing statements (including, without limitation, any original counterpart or carbon, photographic or other reproduction of this Deed of Trust, any of which, Trustor hereby agrees, may serve as a financing statement), and re-filings, continuations and terminations thereof, which Beneficiary, in its sole determination, shall deem necessary or prudent, in each case without the signature of Trustor thereon. The aforesaid power of attorney shall survive the death or disability of the principal, and Trustor hereby ratifies any and all acts which Beneficiary (or any of its agents or officers) shall lawfully do or cause to be done by virtue thereof. If the lien of this Deed of Trust on any property is now, or shall hereafter be, subject to a prior security interest covering such property, by reason of a purchase money security interest or otherwise, then in the event of any default hereunder, all the right, title and interest of Trustor in and to any and all deposits therein is hereby assigned to Beneficiary, together with the benefit of any payments now or hereunder made thereon. The previous sentence shall not, however, operate to authorize any such prior security interest. In the event Trustor owns or acquired only a lessee's interest in any such property, then, in addition to the foregoing requirements, before any of said property is placed in, on or about the premises or improvements at any time situate thereon: (i) the written approval of Beneficiary to the leasing agreements under which Trustor owns or acquires such lessee's interest shall have first been obtained; and (ii) the consent of the lessor of any such leasing agreements to such security interest of Beneficiary, and all agreements of the lessor in favor of Beneficiary deemed necessary by Beneficiary, shall first have been obtained to the satisfaction of Beneficiary.

                  Trustor agrees that all property of every nature and description, whether real or personal, covered by this Deed of Trust, together with all property in which Beneficiary has a security interest by reason of a separate agreement or instrument, are encumbered as one unit. Upon default by Trustor under or with respect to any of the indebtedness secured hereby, or under any other instrument executed in favor of Beneficiary to secure such indebtedness, the security interest of Beneficiary may, at Beneficiary's option, be foreclosed or sold in the same proceeding by Beneficiary or Trustee, and all of the property (both realty and personalty) may, at Beneficiary's option, be sold as such in one unit as a going business, or Beneficiary may elect to sell or cause the Trustee to sell the property which is realty (or which Beneficiary elects to treat as realty) in one proceeding as above provided and the property which consists of personal property in one or more separate proceedings and in any manner now or hereafter permitted by the UCC. The giving of ten (10) days prior written notice to Trustor by Trustee or Beneficiary of the time and place for the sale or other disposition of any Trust Property which is not real property, shall constitute reasonable notice to Trustor. Upon request of Beneficiary, Trustor shall assemble and make the Trust Property available to Beneficiary at the premises herein described. Failure to produce any item of the Trust Property for five (5) days after demand to inspect the same has been given to Trustor by Beneficiary and/or Trustee shall constitute a default hereunder. No Trust Property shall be removed from the premises above described without the prior written consent of Beneficiary. Trustor hereby expressly waives any right which it may have to direct the order in which any of the Trust Property shall be sold. The filing or recording of any financing statement relating to any property or rights or interests generally or specifically described herein shall not be construed to diminish or alter any of the Beneficiary's rights or priorities hereunder.

         11. Assignment and Collection of Rents. Trustor hereby absolutely and presently assigns and transfers to Beneficiary all of Trustor's right, title and interest in and to all leases, rents, issues and profits or income from the Trust Property (collectively, the "rents") and each and every part thereof, including all present and future leases or rental agreements. This assignment may be enforced by Beneficiary without regard to the adequacy of the security hereof or the solvency of Trustor by any one or more of the following methods:
(1) appointment of a receiver; (2) Beneficiary taking possession of the Trust Property; (3) Beneficiary collecting any moneys payable under leases or rental agreements directly from the parties obligated for payment; (4) injunction; or
(5) any other method permitted by law.

                  Unless and until Beneficiary shall elect to collect said rents Trustor shall have a revocable license, subject to the provisions hereof, to collect and receive the rents. Upon the occurrence of a default hereunder, however, Beneficiary may, at its option, elect to terminate such license without regard to the adequacy of the security hereunder, the value of the Trust Property, the solvency of Trustor or any showing of fraud or mismanagement on Trustor's part, and without further notice to or demand upon Trustor, and either in person, by agent or by a receiver, and in its own or in Trustor's name, enter upon and take possession of all or any part of the Trust Property, exclude Trustor and its agents therefrom, hold, store, use, operate, manage and control the Trust Property and protect its security as it sees fit, make, enforce, and, if the same be subject to modification or cancellation, modify or cancel leases upon such terms or conditions as Beneficiary deems proper, obtain and evict tenants, fix or modify rents, contract for and make repairs and alterations, sue for or otherwise collect and receive the rents (including, without limitation, those past due and unpaid) therefrom, and apply the same, after first deducting therefrom the costs and expenses of operation and collection (including, without limitation, attorney's fees and disbursements), against the indebtedness in such priority and proportions as Beneficiary, in its sole discretion, shall deem proper. Trustor hereby irrevocably authorizes and directs all tenants to pay the rents directly to Beneficiary upon receipt of written notice from Beneficiary asserting the existence of a default hereunder, and Trustor hereby relieves all `tenants from any liability to Trustor by reason of the payment of the rents to Beneficiary.

                  Any rents received by Beneficiary shall be applied to the cost of collection, second to any expenses Beneficiary may expend in making the property ready for or satisfactory to any lessee or tenant, and the remainder shall be applied on the indebtedness secured hereby (whether matured or unmatured) as Beneficiary may elect. Rents received by Beneficiary may be applied by Beneficiary in any manner and in any priority it deems advisable and such receipt shall not constitute a waiver of any right or claim of Beneficiary nor cure any default hereunder.

                  Trustor shall not receive or collect more than one (1) months' rents in advance, and Trustor agrees not to default in performing its obligations under any leases on the property. Without the prior written consent of Beneficiary, Trustor shall neither do nor omit to do anything, nor allow anything to be done or to be omitted to be done, which might impair any of Beneficiary's rights or interests with respect to the rents and leases, including, without limitation, granting any concessions or abatements of rent, canceling or accepting a surrender of any lease, allowing any lease to be assigned or the space demised thereunder sublet, further assigning or pledging or granting a security interest in any rents or leases, suffering any waiver or release of the landlord's rights or committing any landlord's default.

                  Neither Trustee nor Beneficiary shall be obligated to perform or discharge any obligation, duty or liability under any of the leases, or by reason of the foregoing assignment, and Trustor shall and does hereby agree to indemnify and hold Trustee and Beneficiary harmless from any liability, loss or damage which they may incur under any lease or under or by reason of the foregoing assignment and from any claims and demands which may be asserted against them or either of them by reason of any alleged obligation or undertaking on Trustee's or Beneficiary's part to perform or discharge any of the terms, covenants or agreements contained in the leases.

                  Trustor specifically understands and agrees that neither the assignment to Beneficiary of the rents and leases, nor the exercise by Beneficiary of any of its rights or remedies under this section, shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Trust Property, or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall any appointment of a receiver for the Trust Property by any Court, either at the request of Beneficiary or by agreement with Trustor, or the entering into possession of the Trust Property or any part thereof by such receiver, be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Trust Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

         12. Hazardous Materials. For the purposes of this Deed of Trust, Trustor, Beneficiary and Trustee agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

                   (A)  "Environmental   Law"  shall  mean  any  Law  concerning
environmental quality, health or safety and/or the protection of, or regulation of the discharge of Hazardous Materials into, the air, ground or water.

                   (B) "Hazardous Materials" shall mean radon, urea formaldehyde, asbestos, polychorinated biphenyls, petroleum and petroleum-based products underground storage tanks and all other pollutants and/or explosive, flammable, radioactive, dangerous, hazardous or toxic chemicals, materials, waste or substances defined as such in any Environmental Law or which by any Environmental Law require special handling or notification to any Governmental Authority in connection with their manufacture, use, collection, storage, treatment or. disposal.

                   (C) "Hazardous Materials Contamination" shall mean the dumping, placement, storage, discharge, release, seepage, emission, leakage, use, manufacture, generation or existence of Hazardous Materials into, from, under, above, around, at, in or onto the Trust Property; or the contamination of the Trust Property, any other property or any buildings, facilities, soil, groundwater, air or other elements under, above, around, at, in or on the Trust Property or any other property as a result of Hazardous Materials at any time (whether before or after the date of this Deed of Trust) emanating from or under the Trust Property.

         (a) Trustor's Representations and Warranties. Trustor hereby represents and warrants that it shall not cause or permit and, to the best of its knowledge (after due inquiry), except as disclosed by Trustor to Beneficiary in the Environmental Disclosure form relating to the premises or in any environmental or soil reports, no other person has caused, suffered or permitted any Hazardous Materials to be dumped, placed, stored, held, located, used, manufactured, generated, leaked, discharged, released, seeped, emitted or disposed of into, from, on, under, above, around, in or at the Trust Property or any part thereof, and that no part of the Trust Property will be or, to the best of its knowledge (after due inquiry), has been used for the disposal, storage, treatment, processing, manufacturing, generation or other handling of Hazardous Materials.

         (b) Trustor's Covenants. Trustor agrees to: (i) give notice to Beneficiary immediately upon Trustor's acquiring knowledge of the use, presence or storage or alleged use, presence or storage of any Hazardous Materials at, under, above, around, in or on the Trust Property or of any Hazardous Materials Contamination, with a full description thereof and copies of all materials relating to the manner in which it acquired such knowledge; (ii) promptly comply. with all Environmental Laws requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Beneficiary with satisfactory evidence of such compliance; and (iii) deliver to Beneficiary, within thirty (30) days after demand by Beneficiary, a bond, letter of credit or similar financial assurance evidencing to Beneficiary's satisfaction that sufficient funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on the Trust Property as a result thereof.

         (c) Superfund Lien. Trustor shall not cause or suffer any liens to be recorded against the Property as a consequence of, or in any way related to, the presence, remediation or disposal of Hazardous Material in or about the Property, including any state, federal or local so-called "Superfund" lien relating to such matters.

         (d) Trustor's Liabilities/Indemnity. Trustor shall at all times assume any and all liabilities arising from the presence, handling, treatment, storage, transportation, removal or disposal of Hazardous Material on or in the Trust Property. Regardless of whether any event of default shall have occurred and be continuing or any remedies in respect of the Trust Property are exercised by Beneficiary, Trustor shall defend, indemnify and hold harmless Beneficiary and Trustee from and against any and all liabilities (including strict liability), suits, actions, claims, demands, penalties, damages (including, without limitation, lost profits, consequential damages, interest, penalties, fines and monetary sanctions), losses, costs or expenses (including, without limitation, consultants' fees, investigation and laboratory fees, reasonable attorneys' fees and remedial costs) (the foregoing are hereinafter collectively referred to as "Liabilities") which may now or in the future (whether before or after the culmination of the transactions contemplated by the Loan Agreement) be incurred or suffered by Beneficiary or Trustee by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty or covenant or the inaccuracy of any representation of Trustor contained or referred to in this section of this Deed of Trust or which may be asserted as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from the Property of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Trust Property or the applicability of any Governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Trustor or Beneficiary.

                  Such Liabilities shall include, without limitation: (i) injury or death to any person; (ii) damage to or loss of the use of any property; (iii) the cost of any demolition and rebuilding of the improvements, repair or remediation and the preparation of any activity required by any Governmental authority; (iv) any lawsuit or proceeding brought or threatened, good faith settlement reached, or governmental order relating to the presence, disposal, release or threatened release of any Hazardous Material on, from or under the Trust Property; and (v) the imposition of any lien on the Trust Property arising from the activity of Borrower or Borrower's predecessors in interest on the premises or from the existence of Hazardous Materials or Hazardous Materials Contamination upon the Trust Property.

         (e) Reassignment or Reconveyance. Beneficiary shall have the right, but without any obligation, to reassign or reconvey the Premises to Trustor, in the event that Beneficiary shall, at any time, determine that Hazardous Materials are located in, on or under the Trust Property or any part thereof or in the event that the Trust Property or any part thereof is affected by Hazardous Materials Contamination or subject to the lien or claim of lien of any governmental or quasi-governmental unit, body or agency or any third party for clean-up costs or other costs pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other similar statute, law, rule or regulation of any governmental or quasi-governmental unit, body or agency. This provision shall survive Beneficiary's acquisition of the Trust Property pursuant to a Trustee's sale hereunder, foreclosure hereunder or otherwise. This subparagraph (e) is for the sole benefit of Beneficiary or an assignee of Beneficiary's entire interest under this Deed of Trust or participating lenders in the loan evidenced by the Note which this Deed of Trust secures and shall not be for the benefit of any other person or entity.

         (f) Survival. The covenants and agreements contained in this section shall survive the consummation of the transactions contemplated by this Deed of Trust and payment and reconveyance or foreclosure of this Deed of Trust.

         13. Time of Essence. Time is of the essence of this Trust Deed and each and every provision thereof. No failure on the part of Beneficiary to exercise any of its rights hereunder shall be construed as a waiver of or prejudice to its rights in the event of any other subsequent default or breach. No delay on the part of Beneficiary in exercising any of its rights hereunder shall preclude it from the exercise thereof at any time during the continuance of any such default. The acceptance of late payments shall not waive the "time is of the essence" provision and shall not waive Beneficiary's right to declare default for failure to pay. All rights and remedies of Beneficiary are cumulative and concurrent, and may be exercised singly, severally or concurrently as Beneficiary may elect.

         14. Default. In the event of any default by Trustor in the payment of the indebtedness secured hereby which remains uncured for ten (10) days following written notice thereof; or in the event of any default of Trustor in performing any of its obligations hereunder or any non-monetary obligations under the Loan Agreement or other document executed by Trustor and held by Beneficiary which (subject to Section 24 hereof) remains uncured for twenty (20) days following written notice thereof; or in the event Trustor, or any guarantor or surety (and, if this Trust Deed secures a construction loan, then Trustor's contractor) shall be adjudicated insolvent or bankrupt, or any proceedings are filed by or against them or any of them in the nature of bankruptcy or reorganization or arrangement with creditors which are not dismissed within thirty (30) days of commencement; or in the event any proceeding is filed to foreclosure or any Notice of Trustee's Sale is recorded on any other lien on the Trust Property (whether junior or senior to this Trust Deed); or in the event any Writ of Attachment or Execution or any similar process shall be filed or levied against the Trust Property which is not discharged within thirty (30) days; or if Trustor shall permit or suffer another party or governmental entity to acquire possession of, any interest in or any lien upon any of the Trust Property which is inconsistent with Beneficiary's rights hereunder or the provisions hereof, except by eminent domain; or in the event Trustor abandons the Trust Property or leaves the same unattended or unprotected; or in the event Beneficiary shall deem the security provided by this Trust Deed inadequate or in danger of being impaired or diminished from any cause whatsoever (any of such events being an event of default hereunder); then and in any such event Beneficiary may declare the entire debt and all indebtedness of Trustor to Beneficiary to be immediately due and payable without notice to Trustor. Beneficiary may thereupon, at is option, and without prior notice and without affecting the lien of this Trust Deed, do any one or more of the following: enter upon the premises and inspect, repair, improve and maintain the same, rent or lease the premises or portions thereof as Beneficiary shall see fit, and perform such other acts thereon as Beneficiary may deem necessary or advisable; sue for all or part of the indebtedness owing from Trustor to Beneficiary without affecting or without losing the security of this Trust Deed; foreclose this Trust Deed as a mortgage in the manner provided by law; cause the exercise of the power of sale granted herein; bring an action for damages; or exercise such other remedies or combination of remedies Beneficiary may have under this Deed of Trust, the Loan Agreement or any other agreement or instrument, or at law or in equity.

         15. Release. Upon payment in full of all sums secured hereby and performance of all obligations of Trustor hereunder, the lien of this Trust Deed upon the Trust Property shall be released by a Deed of Reconveyance, which said reconveyance shall be without warranty and shall operate to reconvey the estate vested in trustee hereby. If reconveyance by Deed of Reconveyance is to be made by Trustee, Beneficiary shall deliver the original of this Trust Deed and the

Note secured hereby to Trustee with a request for reconveyance by Deed of Release. If Trustee shall perform any such acts or execute complete or partial reconveyances, it shall be paid a fee in accordance with its established fees and charges therefor.

                  The Grantee in any Deed of Release executed pursuant to this Trust Deed may be described as "the person or persons legally entitled thereto," and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof.

         16. Beneficiary's Powers. Beneficiary may, at any time, without notice, release any person liable for payment of any indebtedness secured hereby, release portions of the Trust Property from this Trust Deed, or extend or modify the time for payment or other terms of the indebtedness secured hereby or grant other indulgences, and any such release, extension, modification or other actions shall not affect the personal liability of any person for the payment of said indebtedness or the lien of this Trust Deed upon the remaining portion of said property.

                  At any time, without liability therefor and without notice, and without affecting the personal liability of trustor or any other person for payment of the indebtedness secured hereby, Trustee may, with the consent of
Beneficiary: (1) release and reconvey by Deed of Reconveyance any part of the Trust Property from the lien hereof; (2) consent to the making and recording of any maps or plats of the Trust Property; (3) join in granting any easement on the Trust Property; or (4) join in any extension agreement or any agreement subordinating or modifying the lien of charge hereof. If Trustee shall perform any such acts or execute complete or partial reconveyances it shall be paid a fee in accordance with its established fees and charges therefor.

         17. Foreclosure. In the event of default hereunder, Beneficiary, if it desires Trustee to exercise the power of sale granted hereby, shall execute and deliver to Trustee a written declaration of default and demand for sale and shall surrender to Trustee this Trust Deed, the Note secured hereby and all documents evidencing any expenditures hereunder, together with such other documents as trustee may require. Beneficiary shall also execute and deliver to Trustee all notices to Trustor that must be signed by Beneficiary. Upon receipt thereof, Trustee shall give notice and sell the Trust Property as provided by law. Trustee may postpone the sale as provided by law. After sale of the Trust Property, Trustee shall deliver its deed to the purchaser conveying the property so sold but without any covenant or warranty, express or implied. The recital in any such deed of any matters or facts, stated either specifically or in general terms, or as conclusions of law or facts, shall be conclusive proof of the truthfulness thereof.

                  If the Beneficiary shall be the purchaser at the sale, all or any portion of the amounts due to Beneficiary hereunder or under the Note secured hereby may be, applied in payment of all or any portion of the purchase price.

                  In the event of default hereunder, at any time before the Trust Property has been legally sold pursuant to the power of sale granted hereby, this Trust Deed may be foreclosed in the manner provided by law for the foreclosure of mortgages on real property.

         18. Cancellation/Reinstatement. Beneficiary may, at any time, request cancellation of Trustee's Notice of Sale, whereupon Trustee shall execute and record, or cause to be recorded, a Cancellation of Notice of Sale in the same county in which the Notice of Sale was recorded. The exercise by Beneficiary of this right shall not constitute a waiver of any default then existing or subsequently occurring.

                  In the event this Trust Deed and the indebtedness and obligations secured hereby are reinstated in the manner provided by law, Beneficiary shall forthwith notify Trustee thereof as provided by law. Upon such notification, Trustee shall record, or cause to be recorded, a Cancellation of Notice of Sale in the same county in which the Notice of Sale was recorded within the period then required by law.

         19. Receiver. In the event of default hereunder, Beneficiary shall be entitled to the appointment of a Receiver to take charge of the property, collect the rents, issues and profits therefrom, care for and repair the same, improve the same when necessary or desirable, lease and rent the property or portions thereof (including leases existing beyond the term of receivership), and otherwise use and utilize the property, and to have such other duties as may be fixed by the court.

                  Trustor specifically agrees that the Receiver may be appointed without any notice to Trustor whatsoever, and the court may appoint a Receiver without reference to the adequacy or inadequacy of the security, or the solvency or insolvency of Trustor, and without reference to other matters normally taken into account by courts in the discretionary appointment of Receivers, it being the intention of Trustor to hereby authorize the appointment of a Receiver when Trustor is in default and Beneficiary has requested the appointment of a Receiver. Trustor hereby agrees and consents to the appointment of the particular person or firm (including an officer or employee of Beneficiary) designated by Beneficiary as Receiver and hereby waives its rights to suggest or nominate any person or firm as Receiver in opposition to that designated by Beneficiary.

         20. Substitute Trustee. Beneficiary may substitute another Trustee in the place of the Trustee herein named to exercise the rights, powers and duties granted by law and contained herein. Upon such appointment, and without the necessity of a conveyance to the successor Trustee, the latter shall be vested with all the title, powers and duties conferred upon the Trustee herein named.

         21. Leases. Beneficiary or any purchaser at Trustee's sale or at any foreclosure sale may, if it so elects, be subrogated to and succeed to all the rights of Trustor under any or all leases on the property or portions thereof Beneficiary may, if it so elects, subordinate its rights hereunder to any lease on the property, or a portion thereof, and keep the lease in effect through and after any foreclosure action or Trustee's sale.

         22. Subrogation. Beneficiary shall be subrogated to the lien, notwithstanding its release of record, of any prior mortgage, trust deed or other encumbrance paid or discharged from the proceeds of the Note secured hereby, or from any advance made by Beneficiary.

         23. Changes in Tax Laws. In the event of the passage after the date of this Trust Deed of any law levying any tax upon this Trust Deed or the debt secured hereby, which Beneficiary is obliged to pay, then Trustor agrees to pay said tax or reimburse Beneficiary for the payment of the same, provided that Trustor shall not be obligated to pay any amount which would be considered as interest at a rate higher than that allowed by law, and provided further that in the event of the enactment of any such law Beneficiary shall have the right, at its option, to declare the indebtedness secured hereby to be immediately due and payable.

         24. Due on Sale or Encumbrance. Trustor shall not, without obtaining Beneficiary's prior written consent (which consent may be given or withheld in Beneficiary's sole and absolute discretion (and, if given, under such terms and conditions as Beneficiary, in its sole and absolute discretion, may deem appropriate under the circumstances then existing), grant, convey, sell, exchange, assign, lease, encumber, option, grant a right of first refusal, contribute to a partnership, joint venture, corporation or other legal entity or otherwise transfer or dispose of (whether directly or indirectly and whether voluntarily, involuntarily or by operation of law) the Trust Property or any part thereof or any interest therein, or enter into any agreement or make any arrangement to do any of the foregoing (individually or collectively, a "Transfer"). Any Transfer attempted or undertaken in violation of the provisions of this section shall, at Beneficiary's option, be null and void and of no force and effect whatsoever, and the same also shall constitute a default hereunder (without any requirement of notice or opportunity to cure) entitling Beneficiary, at its option, to avail itself of any and all rights, powers and remedies provided therefor in this Deed of Trust, or under the Note or under any other instrument relating thereto, or at Law or in equity. Consent to any particular Transfer shall not be deemed to be consent to any further or other Transfer. Whether or not Beneficiary has consented to any Transfer, Beneficiary may deal with Trustor's successor-in-interest (with respect to this Deed of Trust and the indebtedness secured hereby) in the same manner as with the Trustor herein named without in any way vitiating or discharging Trustor's liability hereunder or for the indebtedness. Beneficiary may condition its consent to any Transfer upon receipt of fees and/or modifications to the terms of the indebtedness (including, without limitation, changes to the rate of interest, maturity date and size and manner of repayment), to the extent permitted by law. All Transfers consented to hereunder shall be evidenced by a written instrument, duly and properly executed and acknowledged by each of the parties thereto and, if requested by Beneficiary, in form suitable for recording. No Transfer, whether or not undertaken in violation of this section, shall release Trustor from any of its obligations under this Deed of Trust or the Note, the Loan Agreement, or any other security document or reduce or diminish the same in any way.

         25. Legal Actions. Trustee may, but shall be under no obligation or duty to, appear in or defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee. If Trustee shall take such action at the request of Beneficiary, it shall be paid therefor in accordance with its established fees and charges and shall be reimbursed for its costs and expenses actually incurred, including attorney's fees.

         26. Miscellaneous. The Trust created hereby is irrevocable by Trustor. Trustee accepts this Trust when this Trust Deed, duly executed and acknowledged, is made a public record as provided by law, but acceptance is not required as a condition to the validity hereof, and this Trust Deed is effective upon delivery. Trustee shall not be obligated to notify any party hereto of pending sale under any other Trust Deed, or of any action or proceeding in which

Trustor, Beneficiary or Trustee shall be a party, except as required by law, and Trustor waives any requirements of presentment, demand for payment, notice of nonpayment or late payment, protest, notice of protest, notice of dishonor and all other similar formalities. Trustor further waives all right Trustor might otherwise have to require Trustee and/or Beneficiary to proceed against or exhaust the assets encumbered hereby or by any other security instrument securing any of the indebtedness due Beneficiary, or to pursue any other remedy available to Beneficiary in any particular manner or order, and Trustor agrees that Trustee and/or Beneficiary may proceed against any security in such manner and order as Beneficiary in its sole discretion may determine. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given hereunder and by any of the loan instruments to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and either of them may pursue inconsistent remedies.

         27. No Merger or Extinguishment. It is the express intention and agreement of the parties that, if Beneficiary shall at any time hereafter acquire title to or any interest in all or any portion of the Trust Property, including but not Limited to any interest pursuant to an option agreement or purchase contract, then, until all of the indebtedness secured hereby shall have been paid in full, (a) the interests of Beneficiary hereunder and the lien of this Deed of Trust shall not be extinguished or merge or become merged in or with the estate or interests of Beneficiary as holder and owner of title to or any interest in all or any portion of the Trust Property, regardless of how such title was acquired (including, but not limited to, by foreclosure or trustee's sale of a lien or encumbrance prior or subordinate to the lien of this Deed of Trust), (b) if Beneficiary is also the owner at that time of a leasehold estate in the Trust Property, the leasehold estate of Beneficiary in the Trust Property shall not be extinguished or merge or become merged in or with the estate or interests of Beneficiary as holder and owner of fee title to the Trust Property and (c) until payment in full of all of the indebtedness secured hereby, the various estates and interests of Beneficiary in the Trust Property, the lien of this Deed of Trust and the interests of Beneficiary hereunder shall continue in full force and effect to the same extent as if Beneficiary had not acquired title to or such other interest in the Trust Property, and the indebtedness secured hereby shall not be deemed extinguished, satisfied or discharged.

         28. Terminology. The word "Trustor" and the language of this instrument shall, where there is more than one Trustor, be construed as plural and be binding equally on Trustors. The obligations of Trustors hereunder and under the Note secured hereby shall be joint and several. This Trust Deed applies to, is binding upon, and inures to the benefit of all parties hereto, their heirs, executors, administrators, successors and assigns. The term "Beneficiary" shall include not only the original Beneficiary hereunder, but also any future owner and holder of the note secured hereby.

         29. Severability. If any provision hereof should be held unenforceable or invalid, in whole or in part, then such unenforceable or void provision or part shall be deemed severable from the remaining provisions hereof and shall in no way affect the validity of this Trust Deed.

         30. Relationship of Parties. Nothing contained in this Deed of Trust shall be construed as creating a partnership, joint venture, principal-agent or other type of relationship between Trustor and Beneficiary (other than that of borrower-lender) or cause Beneficiary to be responsible in any way for the debts or obligations of Trustor.

         31. Interest Rate. Notwithstanding any provisions herein, or in the Note secured hereby, or in any related agreement between Trustor and Beneficiary, the total liability of Trustor for payments in the nature of interest shall not exceed the limits now imposed by the laws of the State of California. Trustor agrees that all costs, fees, taxes, expenses, charges, goods, compensating balance requirements, things in action or any other sums of money or things of value (collectively the "Additional Sums") paid by or contracted to be paid by Trustor to or for the benefit of Beneficiary, or received directly or indirectly by Beneficiary, whether pursuant to the Note or the Deed of Trust or otherwise with respect to this transaction or indebtedness evidenced by the Note, or with respect to the security therefor, which, under the law of the State of California may be deemed to be interest with respect to such indebtedness, shall, for the purpose of any laws of the State of California which may limit the maximum rate of interest to be charged with respect to such indebtedness, be payable by Trustor as, and shall be deemed to be, additional interest, and for such purposes the agreed upon and contracted rate of interest described in the Note secured hereby shall be deemed to be increased by the Additional Sums.

         32. Notices. Trustor requests that a copy of any Notice of Sale hereunder be mailed to him at his mailing address set forth below. Any notices required to be given to Trustor by mailing shall be effective and complete when mailed and shall be mailed to the address set forth below. Lack of receipt thereof shall in no way invalidate the notice or any sale by Trustee hereunder. If Trustor desires to change the address to which notices shall be mailed, such change shall be accomplished by a request as provided by law.

         33. Trustee's Fees and Charges. Trustee shall be paid for all acts performed by it hereunder or in connection herewith in accordance with its established fees and charges. All such fees and charges shall be paid by Trustor, and if Beneficiary shall advance any such fees or charges, Trustor shall reimburse Beneficiary for same on demand, Payment thereof is secured by this Trust Deed.

         34. Defects in Documents. Trustor will, upon request of Beneficiary, promptly correct any defect, error or omission which may be discovered in the contents of this Trust Deed or in the execution or acknowledgment hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Beneficiary; to carry out more effectively the purposes of this Trust Deed; to subject to the lien and security interest hereby created any of Trustor's properties, rights or interest covered or intended to be covered hereby; and, to perfect and maintain such lien and security interest.

         35. Separate Taxation of Trust Property. For the purpose of securing separate taxation and assessment of the premises herein described, Trustor shall, if not already accomplished and if obtainable, obtain a separation of the Trust Property which is realty from all other adjacent lands.

         36. Change in Address. Trustor shall keep Beneficiary advised at all times of the address or addresses of Trustor's residence, place of business, and if more than one, Trustor's chief executive office, and Trustor shall immediately advise Beneficiary of any change in any such address.

         37. Extension. The Note secured by this Deed of Trust contains a provision for the extension of the maturity date.

INNOVATIVE MICRO TECHNOLOGY, INC., a Delaware corporation


/s/ John S. Foster
_________________________________
John S. Foster, Chief Executive Officer, President and Chairman of the Board


/s/ Peter T. Altavilla
_________________________________
Peter T. Altavilla, Chief Financial Officer, Controller and Secretary

                            FORM OF REQUEST TO CONVEY


THE PROMISSORY NOTE OR NOTES, AND ANY EVIDENCES OF FURTHER AND/OR ADDITIONAL ADVANCES MUST BE PRESENTED WITH THIS REQUEST:

Walnut Creek, California,

Date______________________

To INVESTORS YIELD, INC., a California Corporation Trustee:

You are hereby authorized and requested to execute a reconveyance hereunder and deliver the same to:

------------------------------------------------------------------------------
Trustee

------------------------------------------------------------------------------
Address

____________________________________________Regarding Order #___________________
Attention

The undersigned hereby certifies that they are `the owner and holder of the debt mentioned in said deed of trust by recorded assignment.

Beneficiary:

-------------------------------------------

-------------------------------------------

                                   EXHIBIT "A"

That portion of Ranchos Los Dos Pueblos, in the County of Santa Barbara, State of California, described as follows:

Beginning at the Southeasterly corner of the tract of land described in the deed to Raytheon Manufacturing Company, recorded February 28, 1957 as Instrument No. 4219 in Book 1432, Page 370 of Official Records, records of said County, being a point on the Northerly line of Hollister Avenue, as shown on a map of survey filed in Book 24 at Page 52 of Record of Survey, in the Office of the County Recorder of said County; thence leaving said Northerly line of Hollister Avenue and following along the Easterly line of said Raytheon Tract of land, North 3(0)22' 25" West, 507.70 feet to a point from which the Northeasterly corner. thereof bears North 3(degree) 22' 25" West, 306.84 feet; thence, leaving said Easterly line of said Raytheon Tract of land parallel with the Northerly line of said Hollister Avenue and distant 500.00 feet Northerly therefrom measured at right angles thereto, North 76(degree) 38' East, 70.29 feet; thence, continuing parallel with the Northerly line of Hollister Avenue and distant 500.00 feet Northerly therefrom measured at right angles thereto, North 74(degree) 19' East at 532.75 feet the Southwesterly corner of the tract of land described in the deed to Fulton-Ventura Corporation, a Nevada Corporation, recorded July 21, 1958 as Instrument No. 17238 in Book 1541 at Page 61 of Official Records, records of said County, 932.75 feet to the Southeasterly corner of said last mentioned tract of land on the Westerly line of La Patera Road 60 feet in width, as described in the deed to County of Santa Barbara, recorded in Book 39 at Page 385 of Deeds, records of said County; thence along said Westerly line of said La Patera Road, South 10(degree) 51' 30" East, 501.78 feet to the Northerly line of Hollister Avenue; thence along said Northerly line, South 74(degree) 19' West,
900.65 feet to an angle point therein; thence South 76(degree) 38' West, 162.50 feet to the point of beginning.

EXCEPTING therefrom that portion thereof described in the deed to the County of Santa Barbara, recorded December 7, 1962 as Instrument No. 51965 in Book 1966 at Page 463 of Official Records.

Also excepting therefrom one-half of any and all oil, gas and other hydrocarbon substances within and under the above described property more than 500 feet beneath the surface thereof and/or producible therefrom or therethrough, without, however, any surface rights or right of surface entry with respect thereto, as reserved in deed from James Williams, Jr., as. Executor of the Will of James G. Williams, deceased, recorded January 27, 1961 as Instrument No. 2800 in Book 1820, Page 50 of Official Records.

APN#73-050-20

                                   EXHIBIT "B"


A Deed of Trust to secured an indebtedness in the original amount shown below:

Amount:           $7,625,000.00
Dated:            November 18, 1999
Trustor:          Applied Magnetics Corporation, a Delaware corporation
Trustee:          Bar K, Inc., a California corporation
Beneficiary:      Gold Mountain Financial Institution, Inc.,
                         a California corporation
Recorded:         November 24, 1999, as Instrument No. 99-0093081
Original Loan #:  Not shown
Affects:          The herein described land and other land

A junior Deed of Trust in favor of the Professional Persons as described in and pursuant to the Order and/or Debtor's Third Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated as of September 24, 2001, as modified. Said Deed of Trust shall be recorded subsequent to, and shall at all times remain junior to, Owens Financial Group's Deed of Trust.

STATE OF CALIFORNIA

COUNTY OF SANTA BARBARA

On this 21 day of December in the year of 2001 before me, the undersigned, a Notary Public in and for said State, personally appeared

John S. Foster and Peter T. Altavilla

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal. `;

Signature         MARGO L WAGNER
         NOTARY PUBLIC



STATE OF __________________

COUNTY OF________________

On this _____ day of___________ in the year of _, before

me, the undersigned, a Notary Public in and for said State, personally appeared personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.



Signature __________________________
         NOTARY PUBLIC

THIS CERTIFICATE IS ATTACHED TO THE DOCUMENT IDENTIFIED AS DEED OF TRUST, SECURITY AGREEMENT & ASSIGNMENT OF LEASES & RENTS Dated December 20, 2001